UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2010

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AMBIENT CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	0-23723	98-0166007
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7 WELLS AVENUE, NEWTON, MASSACHUSETTS, 02459

(Address of Principal Executive Office) (Zip Code)

(617)- 332-0004

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Ambient Corporation (the “Company” or “Ambient”) previously reported that on November 16, 2009 it and Vicis Capital Master Fund (“Vicis”) entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which Vicis furnished to the Company access to a $3,000,000 equity based credit line. Pursuant to the Securities Purchase Agreement, Ambient and Vicis established an escrow account (the “Holdback Account”) with a banking institution into which Vicis initially deposited $3,000,000. Under the terms of the Securities Purchase Agreement, if the Company’s cash resources fall below $1,500,000, the Company is entitled to withdraw $500,000 from the Holdback Account in consideration of which it is to issue to Vicis a specified number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) as well as Series G Warrants (the “Warrants”) for a corresponding number of shares.

On January 15, 2010, the Company and Vicis entered into an amendment (the “Amendment”) to the Securities Purchase Agreement pursuant to which Vicis will deposit an additional $5 million into the Holdback Account such that the total amount in the Holdback Account, prior to any drawdown by the Company, will be $8,000,000. Under the Amendment, Ambient continues to be entitled to draw down on the Holdback Account as needed until the entire $8,000,000 is exhausted. In consideration of Vicis’ increase of the Holdback Account and its agreement to convert the Debentures referred to below under Item 3.02 of this Report, the Company agreed that upon each drawdown from the Holdback Account, which is required to be in the amount of $500,000, the Company will issue to Vicis 5,000,000 shares of Common Stock (the “Shares”) and Warrants (together with the Shares, the “Securities”) for a corresponding number of shares of Common Stock. Prior to the Amendment, the Company was required to issue to Vicis in respect of each drawdown in the amount of $500,000,  3,333,333 shares of Common Stock as well as Warrants for a corresponding number of shares of Common Stock.

Any amounts in the Holdback Account that are not withdrawn by Ambient on or prior to June 30, 2011, as such date may be extended by mutual agreement of the parties, will be returned to Vicis, and no Securities will be issued with respect to such amounts. If the Holdback Account is utilized in its entirety, then the Company will have issued 80,000,000 shares of restricted stock and Warrants for an additional 80,000,000 shares of Common Stock.

The Warrants continue to be exercisable through the second anniversary of issuance at a per share exercise price of $0.25. Vicis received piggy-back registration rights in respect of the Shares and the shares of Common Stock underlying the warrants. The Warrants provide that such security may not be converted or exercised if, following such conversion or exercise, as the case may be, Vicis will hold in excess of 4.99% of the Company’s then issued and outstanding Common Stock. However, Vicis is entitled, upon 61 days written notice to the Company, to waive these restrictions on conversion and/or exercise.

The financing was completed through a private placement and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. In claiming the exemption under Section 4(2), the Company relied in part on the following facts: (1) the offer and sale involved one purchaser (Vicis) that owns approximately 71.4% of the outstanding stock of the Company and has a designee on the Company’s board of directors; (2) the purchaser had access to information regarding the Company;(3) the purchaser represented that it (a) had the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in the Company; (b) was able to bear the economic risk of an investment in the Company; (c) will acquire the Securities for its own account in a transaction not involving any general solicitation or general advertising, and not with a view to the distribution thereof; and (4) a restrictive legend will be placed on each certificate or other instrument evidencing the Securities.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

On January 21, 2010, the Company issued 666,666,667 shares of its Common Stock to Vicis upon its conversion of the balance of $10,000,000 in principal amount of outstanding debentures (the “Debentures”). Following the conversion of the Debentures, the Company no longer has any long – term debt.

In addition, on January 19, 2010, the Company effected an initial drawdown in the amount of the $500,000, in consideration of which it will issue to Vicis 5,000,000 shares of the Company’s Common Stock and Warrants, exercisable through January 19, 2012, to purchase an additional 5,000,000 shares of the Company’s Common Stock at a per share exercise price of $0.25.

Following the issuance of the shares of the Company’s common stock upon conversion of the Debentures and in consideration of the drawdown referred to above, Vicis holds, in the aggregate, 1,312,698,414 shares, representing 83.6% of our issued and outstanding shares of Common Stock. Immediately prior to the issuance of these shares, Vicis held approximately 71.4% of Ambient’s issued and outstanding shares of Common Stock.

The issuance of the Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2010

AMBIENT CORPORATION

By:	/s/ JOHN J. JOYCE
John J. Joyce
Chief Executive Officer

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